Prospectus Supplement No. 9	Filed pursuant to Rule 424(b)(3)
to Prospectus dated June 1, 2007	File No. 333-142556
HEALTH BENEFITS DIRECT CORPORATION
     This document supplements the prospectus, dated June 1, 2007, relating to offers and resales of up to 6,050,000 shares of our common stock, including 2,000,000 shares issuable upon the exercise of warrants. This prospectus supplement is incorporated by reference into the prospectus. The prospectus was filed as part of our Registration Statement on Form SB-2, as amended (File No. 333-142556). This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.
Annual Report on Form 10-KSB for Fiscal Year Ended December 31, 2007
     On March 31, 2008, we filed with the Securities and Exchange Commission an annual report on Form 10-KSB for the fiscal year ended December 31, 2007. The Form 10-KSB, as filed (but without the exhibits filed with the Form 10-KSB), is set forth below.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus any prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 1, 2008